Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement on Form S-1 of Ludwig Enterprises, Inc. of our report dated December 22, 2022, relating to our audit of the consolidated financial statements, which appears herein, for the year ended December 31, 2021.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc. Assurance Dimensions Margate, Florida

February 14, 2023